UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 E Campbell Ave, Suite 107-D Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

2340-2348 Walsh Avenue, Suite 2344

Santa Clara, CA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01. Other Events.

ATM Update

On April 15, 2025, Semler Scientific, Inc. (Semler Scientific) entered into a Controlled Equity OfferingSM Sales Agreement with Barclays Capital Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Needham & Company, LLC, Craig-Hallum Capital Group LLC and Lake Street Capital Markets, LLC, pursuant to which it may issue and sell from time to time up to $500.0 million of its common stock in an at-the-market (ATM) offering program. As of May 2, 2025, Semler Scientific has issued and sold 1,166,100 shares of its common stock for aggregate net proceeds of approximately $39.8 million under this sales agreement.

BTC Update

Between April 30, 2025 and May 2, 2025, Semler Scientific acquired 167 bitcoins (BTC) for $16.2 million with an average purchase price of $97,093 per bitcoin, inclusive of fees and expenses, using proceeds from its ATM offering program. As of May 2, 2025, Semler Scientific held 3,634 bitcoins, which were acquired for an aggregate $322.3 million at an average purchase price of $88,668 per bitcoin, inclusive of fees and expenses and had a market value of $352.4 million based on the price of bitcoin as reported on the Coinbase exchange as of 4:00 p.m. ET on such date.

BTC Yield as a Key Performance Indicator (KPI)

Semler Scientific’s BTC Yield was 22.2% YTD through May 2, 2025. Semler Scientific uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner Semler Scientific believes is accretive to stockholders. Semler Scientific believes this KPI can be used to supplement an investor’s understanding of Semler Scientific’s decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock.

BTC Yield and Basic and Assumed Diluted Shares Outstanding

	12/31/2024	5/2/2025
Total Bitcoin Holdings	2,298	3,634

Basic Shares Outstanding (‘000)	9,557	10,980
2030 Convertible Shares with Capped Calls $107.01		934
Options Outstanding	691	1,350
Assumed Diluted Shares Outstanding (1)	10,248	13,264
BTC Yield % (YTD)		22.2%

(1)	Assumed Diluted Shares Outstanding refers to the aggregate of Semler Scientific’s Basic Shares outstanding as of the end of each period plus all the additional shares that would result from the assumed conversion of all outstanding convertible notes and related capped calls, and exercise of all outstanding stock option awards. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of outstanding convertible notes or settlement of capped calls.

Important Information about BTC Yield KPI

BTC Yield is a KPI that represents the percentage change period-to-period of the ratio between Semler Scientific’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of Semler Scientific’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and exercise of all outstanding stock option awards. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of outstanding convertible notes or settlement of capped calls.

Semler Scientific uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner Semler Scientific believes is accretive to stockholders. Semler Scientific believes this KPI can be used to supplement an investor’s understanding of its decision to fund the purchase of bitcoin by issuing additional shares of its common stock. When Semler Scientific uses this KPI, management also takes into account the various limitations of this metric, including that it assumes the outstanding convertible notes will be converted into shares of common stock and the capped calls will be settled in accordance with their respective terms.

Additionally, this KPI is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to a “yield” in the traditional financial context. It is not a measure of the return on investment Semler Scientific’s stockholders may have achieved historically or can achieve in the future by purchasing stock of Semler Scientific, or a measure of income generated by Semler Scientific’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

The trading price of Semler Scientific’s common stock is informed by numerous factors in addition to the amount of bitcoins Semler Scientific holds and number of actual or potential shares of its stock outstanding. As a result, the market value of Semler Scientific’s shares may trade at a discount or a premium relative to the market value of the bitcoin Semler Scientific holds. BTC Yield is not indicative nor predictive of the trading price of Semler Scientific’s shares of common stock. As noted above, this KPI is narrow in its purpose and is used by management to assist in assessing whether Semler Scientific is using equity capital in a manner accretive to stockholders solely as it pertains to its bitcoin holdings.

In calculating this KPI, Semler Scientific does not take into account the source of capital used for the acquisition of its bitcoin. Semler Scientific notes in particular, it has acquired bitcoin using cash flow from operations, proceeds from the sale of shares in its ATM offering, as well as from the offering of convertible notes, which at the time of issuance and including the capped calls had, and may from time-to-time thereafter have, conversion prices above the current trading prices of Semler Scientific’s common stock, or as to which the holders of such convertible notes may not then be entitled to exercise the conversion rights of the notes. Conversely, if Semler Scientific’s convertible notes mature or are redeemed without being converted into common stock, Semler Scientific may be required to sell shares in quantities greater than the shares such convertible notes and related capped calls are convertible into or generate cash proceeds from the sale of bitcoin, either of which would have the effect of decreasing the BTC Yield due to changes in Semler Scientific’s bitcoin holdings and shares in ways that were not contemplated by the assumptions in calculating BTC Yield. Accordingly, this metric might overstate or understate the accretive nature of Semler Scientific’s use of capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity and convertible debt offerings and not all issuances of equity may involve the acquisition of bitcoin.

Semler Scientific’s ability to achieve positive BTC Yield may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

Semler Scientific has historically not paid dividends on its shares of common stock, and by presenting this KPI, Semler Scientific makes no suggestion that it intends to do so in the future. Ownership of common stock does not represent an ownership interest in the bitcoin Semler Scientific holds.

Investors should rely on the financial statements and other disclosures contained in Semler Scientific’s filings with the Securities and Exchange Commission (SEC). This KPI is merely a supplement, not a substitute. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: May 5, 2025	By:	/s/ Renae Cormier
Name: Renae Cormier
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)